Exhibit 99.1

Exterran Holdings and Exterran Partners Report
Second Quarter 2010 Results

HOUSTON, August 5, 2010 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the second quarter 2010.

Exterran Holdings, Inc. Financial Results

Exterran Holdings reported net income attributable to Exterran stockholders for the second quarter 2010 of $17.5 million, or $0.28 per diluted share, compared to net income attributable to Exterran stockholders for the first quarter 2010 of $16.7 million, or $0.27 per diluted share, and a net loss attributable to Exterran stockholders for the second quarter 2009 of $530.8 million, or $8.66 per diluted share.

Net loss from continuing operations attributable to Exterran stockholders for the second quarter 2010 was $20.6 million, or $0.33 per diluted share, excluding after-tax impairment charges of $0.8 million.  Net income attributable to Exterran stockholders from discontinued operations during the quarter was $39.0 million, primarily related to the sale of equipment for which the accounting basis had been written down due to the expropriation of our business in Venezuela during 2009.  Net loss from continuing operations for the first quarter 2010 attributable to Exterran stockholders, excluding charges, was $1.5 million, or $0.02 per diluted share, and net income from continuing operations for the second quarter 2009 attributable to Exterran stockholders, excluding charges, was $24.4 million, or $0.39 per diluted share.

Revenue was $643.8 million for the second quarter 2010, compared to $576.3 million for the first quarter 2010 and $678.0 million for the second quarter 2009.  EBITDA, as adjusted (as defined below), was $117.8 million for the second quarter 2010, compared to $123.9 million for the first quarter 2010 and $151.4 million for the second quarter 2009.

Ernie L. Danner, Exterran Holdings’ President and Chief Executive Officer, said, “We are encouraged by positive trends in our North America contract operations business and believe our operating horsepower levels will increase in the second half of the year.  In our international contract operations business during the second quarter, key events included the startup of two projects in Brazil and the early termination of another project that accelerated approximately $19 million of revenue and approximately $6 million in pretax income.  In our fabrication segment, however, we are unsatisfied with our operating results which were negatively impacted by project delays and execution issues on two projects.

We continue to focus on improving customer service and maintaining strong capital discipline.  We believe that we are making the appropriate investments in our service infrastructure in order to continue to enhance our customer service levels and support worldwide growth initiatives.  We generated significant cash flow and reduced our outstanding debt balance by $63 million in the second quarter.  We expect net capital expenditures in 2010 of $225 million to $250 million, as compared to previous guidance of $250 million to $300 million, and the generation of positive operating cash flow after capital expenditures will continue to be a key priority.”

Exterran Partners, L.P. Financial Results

Exterran Partners reported revenue of $53.8 million for the second quarter 2010, compared to $52.7 million for the first quarter 2010 and $45.1 million for the second quarter 2009.  Net loss was $1.3 million, or $0.07 per diluted limited partner unit, compared to net income of $1.4 million, or $0.05 per diluted limited partner unit, for the first quarter 2010, and net income of $2.7 million, or $0.13 per diluted limited partner unit, for the second quarter 2009.

Exterran Partners’ EBITDA, as further adjusted (as defined below), totaled $22.9 million for the second quarter 2010, compared to $22.4 million for the first quarter 2010 and $21.1 million for the second quarter 2009.  Distributable cash flow (as defined below) totaled $12.8 million for the second quarter 2010, compared to $14.4 million for the first quarter 2010 and $12.7 million for the second quarter 2009.

“Exterran Partners is beginning to benefit from the positive trends in the North American contract compression market as evidenced during the second quarter by an increase of 32,000 operating horsepower from March 31, 2010 levels,” commented Mr. Danner, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner.  “In July 2010, Exterran Partners agreed to acquire contracts and compressor units currently totaling approximately 254,000 horsepower from Exterran Holdings for consideration valued at approximately $214 million.  This consideration will consist entirely of Exterran Partners’ equity, comprised of approximately 8.21 million common units and approximately 167,000 general partner units.  The acquisition, anticipated to close in mid-August, is expected to strengthen Exterran Partners’ financial position by increasing distributable cash flow and improving its credit profile.”

On July 30, 2010, Exterran Partners announced a cash distribution of $0.4625 per limited partner unit for the second quarter 2010, the same level as in the first quarter 2010 and the second quarter 2009.  This distribution will be paid on August 13, 2010 to unitholders of record as of the close of business on August 10, 2010.

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their second quarter 2010 earnings release:

•
Teleconference: Thursday, August 5, 2010 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 888-895-5271. International participants should dial 847-619-6547 at least 10 minutes before the scheduled start time. Please reference Exterran conference call number 27590910.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, August 5, 2010, until 2:00 p.m. Eastern Time on Thursday, August 12, 2010. To listen to the replay, please dial 888-843-8996 in the United States and Canada, or 630-652-3044 internationally, and enter access code 27590910.

With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as income (loss) from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, excluding non-recurring items, and extraordinary gains or losses.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, non-cash selling, general and administrative (“SG&A”) costs and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, and excluding non-recurring items.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income (loss) plus depreciation and amortization expense, impairment charges, non-cash SG&A costs, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures, and excluding gains/losses on asset sales and non-recurring items.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has over 10,000 employees and operates in more than 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings indirectly owns a majority interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies; the Companies’ expected future capital expenditures; the Companies’ expectations regarding future economic and market conditions; the Companies’ financial and operational outlook and ability to fulfill that outlook; the ability of the Companies to complete their proposed transaction and the expected timing of the closing of the transaction; and the expected benefits of the transaction to Exterran Holdings and Exterran Partners.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas; and, as to each of the Companies, the performance of the other entity; and the failure to satisfy the conditions to the closing of the pending transaction between the Companies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2009, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2009, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Nelson (281) 836-7297

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009
Revenues:
North America contract operations	$152,048	$152,627	$178,455
International contract operations	131,087	109,740	95,448
Aftermarket services	83,363	70,323	78,504
Fabrication	277,324	243,618	325,561
	643,822	576,308	677,968

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	74,811	71,375	74,420
International contract operations	42,873	40,855	37,897
Aftermarket services	70,290	56,612	61,778
Fabrication	246,398	196,873	275,561
Selling, general and administrative	94,166	84,051	86,380
Depreciation and amortization	106,188	91,775	85,903
Long-lived asset impairment	745	1,707	86,684
Restructuring charges	-	-	8,076
Goodwill impairment	-	-	150,778
Interest expense	32,608	32,934	29,163
Equity in loss of non-consolidated affiliates	348	-	567
Other (income) expense, net	(2,485)	(2,183)	(9,433)
	665,942	573,999	887,774

Income (loss) before income taxes	(22,120)	2,309	(209,806)
Provision for (benefit from) income taxes	184	(3,999)	(23,177)
Income (loss) from continuing operations	(22,304)	6,308	(186,629)
Income (loss) from discontinued operations, net of tax	38,957	10,425	(343,323)
Net income (loss)	16,653	16,733	(529,952)
Less: net (income) loss attributable to the noncontrolling interest	873	(71)	(818)
Net income (loss) attributable to Exterran stockholders	$17,526	$16,662	$(530,770)

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(0.35)	$0.10	$(3.06)
Income (loss) from discontinued operations attributable to Exterran stockholders	0.63	0.17	(5.60)
Net income (loss) attributable to Exterran stockholders	$0.28	$0.27	$(8.66)

Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(0.35)	$0.10	$(3.06)
Income (loss) from discontinued operations attributable to Exterran stockholders	0.63	0.17	(5.60)
Net income (loss) attributable to Exterran stockholders	$0.28	$0.27	$(8.66)

Weighted average common and equivalent shares outstanding:
Basic	62,044	61,836	61,277
Diluted	62,044	62,546	61,277

Income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$(21,431)	$6,237	$(187,447)
Income (loss) from discontinued operations, net of tax	38,957	10,425	(343,323)
Net income (loss) attributable to Exterran stockholders	$17,526	$16,662	$(530,770)

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009
Revenues:
North America contract operations	$152,048	$152,627	$178,455
International contract operations	131,087	109,740	95,448
Aftermarket services	83,363	70,323	78,504
Fabrication	277,324	243,618	325,561
Total	$643,822	$576,308	$677,968

Gross Margin (1):
North America contract operations	$77,237	$81,252	$104,035
International contract operations	88,214	68,885	57,551
Aftermarket services	13,073	13,711	16,726
Fabrication	30,926	46,745	50,000
Total	$209,450	$210,593	$228,312

Selling, General and Administrative	$94,166	$84,051	$86,380
% of Revenues	15%	15%	13%

EBITDA, as adjusted (1)	$117,769	$123,862	$151,365
% of Revenues	18%	21%	22%

Capital Expenditures	$61,538	$47,861	$106,075
Less: Proceeds from Sale of PP&E	(13,018)	(5,386)	(10,256)
Net Capital Expenditures	$48,520	$42,475	$95,819

Gross Margin Percentage:
North America contract operations	51%	53%	58%
International contract operations	67%	63%	60%
Aftermarket services	16%	19%	21%
Fabrication	11%	19%	15%
Total	33%	37%	34%

Total Available Horsepower (at period end):
North America contract operations	4,306	4,293	4,340
International contract operations	1,263	1,232	1,214
Total	5,569	5,525	5,554

Total Operating Horsepower (at period end):
North America contract operations	2,816	2,838	3,125
International contract operations	1,060	1,022	1,037
Total	3,876	3,860	4,162

Total Operating Horsepower (average):
North America contract operations	2,819	2,855	3,207
International contract operations	1,041	1,026	1,037
Total	3,860	3,881	4,244

Horsepower Utilization (at period end):
North America contract operations	65%	66%	72%
International contract operations	84%	83%	85%
Total	70%	70%	75%

Fabrication Backlog:
Compression & accessory	$222,303	$276,966	$291,633
Production & processing equipment	527,363	488,204	652,772
Total	$749,666	$765,170	$944,405

Debt to Capitalization:
Debt	$2,081,333	$2,143,945	$2,509,777
Exterran stockholders' equity	1,665,379	1,654,724	1,570,256
Capitalization	$3,746,712	$3,798,669	$4,080,033
Total Debt to Capitalization	55.6%	56.4%	61.5%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009

Reconciliation of GAAP to Non-GAAP Financial Information:

Income (loss) from continuing operations	$(22,304)	$6,308	$(186,629)
Depreciation and amortization	106,188	91,775	85,903
Long-lived asset impairment	745	1,707	86,684
Restructuring charges	-	-	8,076
Investment in non-consolidated affiliates impairment	348	-	567
Goodwill impairment	-	-	150,778
Interest expense	32,608	32,934	29,163
Gain on sale of a loan and our interest in an entity related to the Cawthorne Channel Project	-	(4,863)	-
Provision for (benefit from) income taxes	184	(3,999)	(23,177)
EBITDA, as adjusted (1)	117,769	123,862	151,365
Selling, general and administrative	94,166	84,051	86,380
Equity in loss of non-consolidated affiliates	348	-	567
Investment in non-consolidated affiliates impairment	(348)	-	(567)
Gain on sale of a loan and our interest in an entity related to the Cawthorne Channel Project	-	4,863	-
Other (income) expense, net	(2,485)	(2,183)	(9,433)
Gross Margin (1)	$209,450	$210,593	$228,312

Net income (loss) attributable to Exterran stockholders	$17,526	$16,662	$(530,770)
(Income) loss from discontinued operations	(38,957)	(10,425)	343,323
Charges, after-tax:
Long-lived asset impairment	469	1,075	55,153
Restructuring charges	-	-	5,344
Investment in non-consolidated affiliates impairment	348	-	567
Goodwill impairment	-	-	150,778
Gain on sale of a loan and our interest in an entity related to the Cawthorne Channel Project	-	(8,807)	-
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding charges	$(20,614)	$(1,495)	$24,395

Diluted Income (loss) from continuing operations attributable to Exterran stockholders	$(0.35)	$0.10	$(3.06)
Adjustment for charges, after-tax, per common share	0.02	(0.12)	3.45
Diluted net income (loss) from continuing operations attributable to Exterran stockholders per common
share, excluding charges (1)	$(0.33)	$(0.02)	$0.39

(1) Management believes disclosure of EBITDA, as adjusted, diluted income (loss) attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted income (loss) per common share from continuing operations, excluding charges, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009

Revenue	$53,790	$52,710	$45,077

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	29,126	25,851	20,176
Depreciation and amortization	11,763	11,878	8,678
Long-lived asset impairment	-	231	2,995
Selling, general and administrative	8,519	7,695	5,551
Interest expense	5,724	5,692	4,805
Other (income) expense, net	(170)	(236)	-
Total costs and expenses	54,962	51,111	42,205
Income (loss) before income taxes	(1,172)	1,599	2,872
Income tax expense	173	173	134
Net income (loss)	$(1,345)	$1,426	$2,738

General partner interest in net income (loss)	$285	$340	$304

Limited partner interest in net income (loss)	$(1,630)	$1,086	$2,434

Weighted average limited partners' units outstanding:
Basic	23,885	23,871	19,107

Diluted	23,885	23,876	19,113

Earnings (loss) per limited partner unit:
Basic	$(0.07)	$0.05	$0.13

Diluted	$(0.07)	$0.05	$0.13

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended
	June 30,		March 31,		June 30,
	2010		2010		2009

Revenue	$53,790		$52,710		$45,077

Gross Margin, as adjusted (1)	$30,379		$29,653		$26,353

EBITDA, as further adjusted (1)	$22,949		$22,384		$21,077
% of Revenue	43%		42%		47%

Capital Expenditures	$14,971		$2,570		$4,152
Proceeds from Sale of Compression Equipment	263		530		-
Net Capital Expenditures	$14,708		$2,040		$4,152

Gross Margin percentage, as adjusted	56%		56%		58%

Distributable cash flow (2)	$12,790		$14,397		$12,714

Distributions per Limited Partner Unit	$0.4625		$0.4625		$0.4625
Distribution to All Unitholders, including Incentive Distributions	$11,589		$11,589		$9,277
Distributable Cash Flow Coverage	1.10	x	1.24	x	1.37	x

	June 30,		March 31,		June 30,
	2010		2010		2009

Debt	$430,500		$430,500		$387,750
Total Partners' Capital	$247,404		$253,057		$175,205
Total Debt to Capitalization	64%		63%		69%
EBITDA, as further adjusted (1) to Interest Expense	4.0	x	3.9	x	4.4	x

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$(1,345)	$1,426	$2,738
Income tax expense	173	173	134
Depreciation and amortization	11,763	11,878	8,678
Long-lived asset impairment	-	231	2,995
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	6,376	2,794	1,452
Non-cash selling, general and administrative costs	258	190	275
Interest expense, net of interest income	5,724	5,692	4,805
EBITDA, as further adjusted (1)	22,949	22,384	21,077
Cash selling, general and administrative costs	8,261	7,505	5,276
Less: cap on selling, general and administrative costs provided by EXH	(661)	-	-
Less: other (income), expense, net	(170)	(236)	-
Gross Margin, as adjusted (1)	$30,379	$29,653	$26,353
Other (income), expense, net	170	236	-
Less: Gain on sale of compression equipment	(170)	(247)	-
Less: Cash interest expense	(5,451)	(5,420)	(4,677)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(7,600)	(7,505)	(5,276)
Less: Income tax expense	(173)	(173)	(134)
Less: Maintenance capital expenditures	(4,365)	(2,147)	(3,552)
Distributable cash flow (2)	$12,790	$14,397	$12,714

Cash flows from operating activities	$10,249	$15,773	$22,773
Amortization of debt issuance cost	(236)	(235)	(91)
Amortization of fair value of acquired interest rate swaps	(37)	(37)	(37)
Provision for doubtful accounts	(32)	-	(226)
Cap on operating and selling, general and administrative costs provided by EXH	6,376	2,794	1,452
Interest expense, net of interest income	5,724	5,692	4,805
Cash interest expense	(5,451)	(5,420)	(4,677)
Maintenance capital expenditures	(4,365)	(2,147)	(3,552)
Change in current assets/liabilities	562	(2,023)	(7,733)
Distributable cash flow (2)	$12,790	$14,397	$12,714

Net income (loss)	$(1,345))	$1,426	$2,738
Charge, after-tax:
Long-lived asset impairment	-	231	2,995
Net income (loss), excluding charge	$(1,345))	$1,657	$5,733

Diluted earnings (loss) per limited partner unit	$(0.07))	$0.05	$0.13
Adjustment for charge per limited partner unit	-	-	0.15
Diluted earnings (loss) per limited partner unit, excluding charge (1)	$(0.07))	$0.05	$0.28

(1) Management believes disclosure of EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009

Total Available Horsepower (at period end)	1,366	1,318	1,034

Total Operating Horsepower (at period end)	1,092	1,060	840

Average Operating Horsepower	1,076	1,060	859

Horsepower Utilization:
Spot (at period end)	80%	80%	81%
Average	80%	81%	83%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	1,869	1,805	1,917

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	4,198	4,185	4,234

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	45%	43%	45%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	2,761	2,785	3,066

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	68%	65%	63%